UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2007

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 2, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Matrix Service Company (the “Company”), adopted a Management Incentive Plan (the “Incentive Program”). The Incentive Program will replace the program for awarding cash incentive awards utilized by the Company in fiscal years prior to the 2008 fiscal year. The Incentive Program is a cash-based performance incentive program designed to motivate and reward all office and administrative employees, including the Company’s named executive officers, for their contributions to achieving the Company’s business strategy. Under the Incentive Program, an annual target incentive award will be established for each participant in the Incentive Program, which is expressed as a percentage of a participant’s base salary. The payment amount, if any, of an annual target incentive award for Michael J. Bradley, the Company’s President and CEO, and George L. Austin, the Company’s Vice President Finance and CFO, will be determined based on the attainment of certain performance measures for the Company as a whole as well as individual performance targets. In addition to corporate and individually tailored performance measures, incentive awards for operations personnel will include performance measures for each participant’s respective business unit. The overall company performance measures will include a financial performance measure (Net Income for Messrs. Bradley and Austin, and Operating Income for all other participants), a safety performance measure (Total Recordable Incident Rate), and growth performance measures (including progress toward achieving a larger and more diversified revenue base and positioning the Company for strong earnings growth). Business unit performance measures will be based on financial, safety and growth factors affecting the respective business units. Annual performance measures will be established by the Compensation Committee based on recommendations from management. For named executive officers other than Mr. Bradley, the portion of an award which is based on individual performance will be determined by the Compensation Committee based on the recommendations of Mr. Bradley.

The percentage of base salary payable as an incentive bonus for the named executive officers for each fiscal year will be determined by the Compensation Committee. If a threshold measure is not achieved, no amount is paid on an annual target incentive award under that performance component. For fiscal year 2008, 80 percent of the annual target incentive award for Messrs. Bradley and Austin will be attributable to overall corporate performance measures and 20 percent of the annual target incentive award will be attributable to their individual performance. For James P. Ryan, President of Matrix Service Inc., and James A. Bogan, President of Matrix Service Industrial Contractors Inc., 30 percent of the annual target incentive award will be based on overall corporate performance measures, 55 percent will be attributable to business unit measures and 15 percent will be attributable to their individual performance. For Mr. John S. Newmeister, Vice President of Matrix Service Company, 75 percent of the annual target incentive will be attributable to overall corporate performance measures and 25 percent to individual performance.

The Compensation Committee will adopt new incentive award targets under the Incentive Program and ranges of possible awards after the beginning of each new fiscal year. The target incentive percentage award and range of award percentages for each of the Company’s named executive officers has not yet been determined for fiscal 2008. Any bonuses under the Incentive Program with respect to a fiscal year will be payable no later than two and one half months following the end of such fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: August 8, 2007	By:	/s/ George L. Austin
George L. Austin Chief Financial Officer and Principal Accounting Officer